Exhibit 99.1

KKR & Co. L.P. Now Trading on NYSE

New York, New York, July 15, 2010 — KKR & Co. L.P. (NYSE: KKR) today announced that its common units began trading today on the New York Stock Exchange under the symbol “KKR”.  In accordance with previously announced plans, the common units of KKR & Co. (Guernsey) L.P. no longer trade on Euronext Amsterdam

“Today’s NYSE listing is an important milestone for KKR, and will provide an opportunity for investors to share in the value being created by our firm,” said Henry R. Kravis and George R. Roberts, Co-Founders, Co-Chairmen and Co-Chief Executive Officers of KKR.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global alternative asset manager with $54.7 billion in assets under management as of March 31, 2010.  With over 600 people and 14 offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platforms. For additional information, please visit KKR’s website at www.kkr.com.

NO OFFERING STATEMENT

This release does not constitute an offer of securities for sale in the United States or elsewhere. Securities may not be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from KKR that will contain detailed information about KKR and its management, as well as financial statements.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs,

KKR’s business, financial condition, liquidity and results of operations, including net asset value, assets under management, fee paying assets under management, fee related earnings, economic net income, committed dollars invested, uncalled commitments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the possibility that the proposed primary offering of KKR’s common units may or may not occur; the risk that the anticipated benefits of the combined business may not be achieved; the general volatility of the capital markets; changes in KKR’s business strategy; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long-term and financial results are subject to significant volatility.  Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Registration Statement on Form S-1 (Reg. No. 333-165414) and other filings with the SEC.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Jonathan Levin	Peter McKillop or Kristi Huller
Kohlberg Kravis Roberts & Co. L.P.	Kohlberg Kravis Roberts & Co. L.P.
Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410	Tel:+ 1 (212) 750-8300
investor-relations@kkr.com	media@kkr.com

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